                               EXHIBIT NO.   11.1

                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

        EXHIBIT (11)----STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

Earnings per share computations assumes the exercise of stock warrants and options to purchase shares of common stock. The shares assumed exercised are based on the weighted average number of warrants and options outstanding during the period. Under the treasury stock method of computing earnings per share, the number of shares of treasury stock assumed repurchased is limited to 20% of common stock outstanding, with the remaining shares assumed to be newly issued and with the excess proceeds assumed to have reduced long-term borrowings outstanding for the periods.



EARNINGS PER SHARE FOR THE PERIOD ENDED JUNE 30, 1996
                                                                    Three Months      Six Months
Application of assumed proceeds ($6,844,604 and $6,853,656):
 Toward repurchase of outstanding common shares at
 June 30, 1996 market price of $ 6.979 and $7.250 per share         $ 6,844,604      $ 6,853,656
 Reduction of borrowings under line of credit                                 0                0
                                                                    -----------       ----------
                                                                    $ 6,844,604       $6,844,604
                                                                    ===========       ==========
Adjustments of net income:
 Actual net income                                                  $ 1,198,330      $ 1,957,619
 Interest expense reduction                                                   0                0
                                                                    -----------      -----------
 Adjusted net income (A)                                            $ 1,198,330      $ 1,957,619
                                                                    ===========      ===========

Adjustment of shares outstanding:
 Actual outstanding                                                   5,017,750        5,008,646
 Net additional shares issuable (3,606,307-980,743 and
 3,613,736-946,608)                                                   2,625,564        2,667,128
                                                                    -----------       ----------
 Adjusted shares outstanding (B)                                      7,643,314        7,675,774
                                                                    ===========       ==========

Net income per common share (A) divided by (B)                            $0.16            $0.26
                                                                          =====            =====

EARNINGS PER SHARE FOR THE PERIOD ENDED JUNE 30, 1995
                                                                   Three Months      Six Months
Application of assumed proceeds ($4,716,633 and $4,738,633):
 Toward repurchase of outstanding common shares at
  June 30, 1995 market price of $6.06 and $6.28 per share           $ 4,716,633      $ 4,738,633
 Reduction of borrowings under line of credit                                 0                0
                                                                    -----------      -----------
                                                                    $ 4,716,633      $ 4,793,285
                                                                    ===========      ===========
Adjustments of net income:
 Actual net income                                                  $ 1,602,189      $ 2,613,338
 Interest expense reduction                                                   0                0
                                                                    -----------      -----------
 Adjusted net income (A)                                            $ 1,602,189      $ 2,613,338
                                                                    ===========      ===========

Adjustment of shares outstanding:
 Actual outstanding                                                   4,968,200        4,956,362
 Net additional shares issuable (3,414,461-777,937 and
 3,427,683-757,777)                                                   2,636,524        2,669,906
                                                                    -----------       ----------
 Adjusted shares outstanding (B)                                      7,604,724        7,626,268
                                                                    ===========       ==========

Net income per common share (A) divided by (B)                            $0.21            $0.34
                                                                          =====            =====


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